UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2025

Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2025, Bionano Genomics, Inc. (the “Company”) suspended, and ceased offering any shares of its common stock, par value $0.0001 per share, (the “Common Stock”) pursuant to the prospectus supplement dated May 10, 2023, relating to the Sales Agreement (the “Sales Agreement”) by and between the Company and Cowen and Company, LLC (“Cowen”), dated March 23, 2021, as amended March 9, 2023. The Company provided written notice to Cowen terminating the Sales Agreement, effective February 14, 2025.

On February 21, 2025, the Company entered into an At The Market Offering Agreement (the “ATM Agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which the Company may offer and sell, from time to time at its sole discretion, shares of its Common Stock, through or to Wainwright, acting as sales agent or principal. The issuance and sale, if any, of shares of Common Stock under the ATM Agreement will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-270459), which was filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on March 10, 2023, amended on May 8, 2023 and became effective on May 10, 2023 and the related prospectus supplement (the “Current Prospectus Supplement”) filed by the Company with the SEC on February 21, 2025. In accordance with the terms of the ATM Agreement, under the Current Prospectus Supplement, the Company may offer and sell shares of its Common Stock having an aggregate offering price of up to $75.0 million from time to time through Wainwright.

The Company is not obligated to sell any shares under the ATM Agreement. Each time the Company wishes to issue and sell shares under the ATM Agreement, the Company will notify Wainwright of the number of shares to be issued, the dates on which such sales may be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Unless Wainwright declines to accept the terms of such notice, subject to the terms and conditions of the ATM Agreement, Wainwright has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. Under the ATM Agreement, Wainwright may sell shares of the Company’s Common Stock by any method permitted that is deemed to be an “at-the-market offering” as defined in Rule 415(a)(4) promulgated under the U.S. Securities Act of 1933, as amended, including, without limitation, sales made directly on or through the Nasdaq Capital Market or any other existing trading market in the United States for the Common Stock, in privately negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or any other method permitted by law. The Company will pay Wainwright in cash a commission equal to 3.0% of the aggregate gross proceeds from each sale of shares, reimburse certain legal fees and disbursements and provide Wainwright with customary indemnification and contribution rights against certain liabilities. The ATM Agreement may be terminated by the Company at any time upon five (5) business day’s prior written notice to Wainwright, or by Wainwright at any time.

The foregoing description of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the ATM Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants contained in the ATM Agreement were made solely for the benefit of the parties to the ATM Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the ATM Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the ATM Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

A copy of the legal opinion of Cooley LLP relating to the shares of Common Stock issuable under the ATM Agreement and covered by the Current Prospectus Supplement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any shares, nor shall there be any offer, solicitation or sale of such shares in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
5.1	Opinion of Cooley LLP.
10.1	At the Market Offering Agreement, dated February 21, 2025, by and between the Company and H.C. Wainwright, LLC.
23.1	Consent of Cooley LLP (contained in Exhibit 5.1).
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionano Genomics, Inc.

Date: February 21, 2025	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)